                                                                    Exhibit 4(a)

     THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

                                NAME OF SUBSCRIBER______________________________
                                AMOUNT OF SUBSCRIPTION _________________________



                             SUBSCRIPTION AGREEMENT

               SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE
                                _______________



Crown Laboratories, Inc.
6780 Caballo Street
Las Vegas, NV  89119

Ladies and Gentlemen:

    This Subscription Agreement is made by and between Crown Laboratories, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), and the undersigned prospective purchaser (the "Subscriber") who is subscribing hereby for shares of the Corporation's common stock, par value $.001 per share (the "Common Stock"), pursuant to the accompanying Confidential Private Offering Memorandum of the Corporation (the "Memorandum," which term includes all exhibits and any amendments thereof and supplements thereto), distributed to a limited number of selected persons in connection with the offering of such Common Stock.

    In consideration of the Corporation's agreement to sell Shares to the Subscriber upon the terms and conditions set forth herein, the undersigned agrees and represents as follows:

                                   Article 1

         l.0l Subscription. The Subscriber irrevocably subscribes for and agrees to purchase ___ Shares, in the amount indicated in Section 1.03 below, of the Corporation, on the terms and conditions described herein and in the Confidential Private Placement Memorandum, dated as of August 7, 1997 (the "Memorandum"), copies of which have been received by the Subscriber.

         1.2 Delivery of Subscription Agreement. The Subscriber hereby delivers two executed and notarized copies of this Subscription Agreement to Crown Laboratories, Inc., 177 East 87th Street, Suite 503 New York, N.Y. 10128. Delivery must be made prior to the close of business on such date as the Corporation shall set.

         1.03 Purchase Price. The subscription amount for __________ Shares of Common Stock at $.70 per share, for a total investment of $____________ ($70,000 is the minimum absent a waiver) in cash in U.S. dollars.

         1.04 Closing. The closing of the sale of the interest subscribed for hereby shall occur on the date set by the Corporation (the "Closing Date"). The Subscriber shall deliver the full amount of the purchase price of its subscription by:

              (a) delivering a certified check made payable to Crown Laboratories, Inc., 177 East 87th Street, Suite 503, New York, NY 10128, by the date set by the Corporation; or

              (b) wire transfer of immediately available funds by bank telegraphic transfer by 12:00 p.m. (New York time) on the date set by the Corporation.

         1.05 Acceptance. This Subscription Agreement is subject to the acceptance of the Corporation. The Corporation reserves the right to accept or reject any Subscription or any portion thereof. Upon acceptance and execution of this Subscription Agreement by Craig E. Nash, Chairman and Chief Executive Officer, on behalf of the Corporation, this Subscription Agreement shall become a binding agreement between the Corporation and the Subscriber. The Corporation shall deliver or mail an executed copy of the Subscription Agreement to the Subscriber promptly after its acceptance.

    In the event of rejection of this Subscription, or if, for any reason whatsoever, the sale of the Common Stock is not consummated, the Corporation promptly thereupon shall return to the Subscriber the purchase price paid by the Subscriber, without interest, on the basis described in the Memorandum, along with this Agreement, and the Investor Suitability Questionnaire. In such event, this Subscription Agreement shall have no further force or effect thereafter.

                                   Article 2

         2.01 Subscriber Representations, Warranties and Covenants. The Subscriber hereby acknowledges, represents and warrants to, and agrees with, the Corporation for itself (and, if acting as nominee or custodian for another person or entity in the purchase of Common Stock, also for such other person or entity (and the term "Subscriber" below shall be deemed to apply to itself and all such other persons and entities)) as follows:

              (a) The Subscriber is acquiring the Common Stock for its own account as principal (or, if the Subscriber is acting as a nominee or custodian for another person or entity, the Interest is being acquired for that person or entity) for investment and not with a view to resale, distribution or fractionalization in whole or in part, and has no present agreement, understanding or arrangement to subdivide, sell, assign or otherwise dispose of all or any part of the Common Stock which are the subject of this Offering.

              (b) The Subscriber acknowledges its understanding that the offering and sale of the Common Stock is intended to be exempt from registration under the Securities Act of l933, as amended (the "Securities Act"), by virtue of Section 4(2) of the Securities Act and the provisions of Rule

506 thereunder and that the Common Stock cannot be sold, pledged, assigned or otherwise disposed of (the commission of any such act, or any such similar act in relation to a person's beneficial interest in the Corporation being referred to as a "Transfer") unless they subsequently are registered under the Securities Act or an exemption from such registration is available. The Subscriber also understands that the transfer of the Common Stock is restricted by the provisions of applicable state securities laws.

              (c) Immediately prior to its purchase of the Common Stock, the Subscriber, (i) by itself or together with its adviser, has such knowledge and experience in financial and business matters that it is and will be capable of evaluating the merits and risks of the prospective investment in the Corporation; and (ii) is and will be able to bear the economic risk of the investment in the Corporation.

              (d) If the Subscriber is an individual, the Subscriber has adequate means of providing for his current needs and foreseeable personal contingencies without considering the assets proposed to be invested in the Corporation.

              (e) (i) If the Subscriber is an individual, the Subscriber either
(1) has an individual net worth, or joint net worth with his or her spouse, of at least $1,000,000 or (2) had an individual income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years, and reasonably expects to reach the same income level in the current year; or

                  (ii) If the Subscriber is a corporation, Corporation, Massachusetts or similar business trust, or tax-exempt organization as described in Section 501(c)(3) of the U.S. Internal Revenue Code, such entity (1) was not formed for the specific purpose of purchasing an Interest and (2) has total assets in excess of $5,000,000; or

                  (iii) If the Subscriber is a trust, the Subscriber (1) was not formed for the specific purpose of purchasing the Common Stock, and (2) has total assets in excess of $5,000,000, and (3) its purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act; or

                  (iv) If the Subscriber is a corporation, partnership, trust or other entity, it is either: a bank as defined in
                        Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in
                        Section 3(a)(5)(A) thereof whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 ("Investment Company Act") or a business development company as defined in Section 2(a)(48) of the Investment Company Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state or its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

                        any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA") if the investment decision is made by a plan fiduciary, as defined in Section 3(21) thereof, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors; or any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

                  (v) If the Subscriber is a corporation, partnership, trust or other entity formed for the purpose of purchasing an Interest, each holder of an equity interest in such entity satisfies (i), (ii), (iii), (iv) or (vi) of this paragraph (e); or

                  (vi) The Subscriber is otherwise an "accredited investor" as defined in Rule 501(a) under the Securities Act and has specified in detail and submitted evidence in verification thereof to the Corporation.

              (f) The Subscriber and its adviser, if any, have been furnished with and reviewed the Memorandum, including all exhibits thereto, and have read and understand the risks of, and other considerations relating to a purchase of the Common Stock.

              (g) The Subscriber and its adviser, if any, have been given the opportunity to ask questions of, and receive answers from, the Corporation or its representatives concerning the terms and conditions of this offering and other matters pertaining to this investment, and have been given the opportunity to obtain any additional information, which the Corporation or its representatives possess or can acquire without unreasonable effort or expense, that is necessary to verify the accuracy of the information contained in the Memorandum.

              (h) Other than information, if any, given to the Subscriber as described in paragraphs (f) and (g) above, no representations or warranties have been made to the Subscriber by the Corporation or any its officers, employees, agents, or affiliates, other than the representations of the Corporation set forth herein and in the Memorandum. The Subscriber is not relying upon any documents or information other than the written information described in such paragraphs.

              (i) The Subscriber and its adviser, if any, have determined that the Common Stock is a suitable investment for it and that at this time it could bear a complete loss of its investment in the Corporation. The Subscriber acknowledges that it has made and is solely responsible for making its own independent evaluation of the economic and other risks involved in investing in the Common Stock.

              (j) The Subscriber is not relying on the Corporation or its representatives with respect to individual tax and other economic considerations involved in this investment.

              (k) If the Subscriber is a corporation, partnership, trust, or other entity, it is authorized and qualified to make its capital contribution to the Corporation, and the person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so.

              (l) Any information which the Subscriber has heretofore furnished to the Corporation in the Investor Suitability Questionnaire and in this Subscription Agreement, including information with respect to its financial position, investment objectives, and business experience, is correct and complete as of the date of this Subscription Agreement and if there should be any material change in such information prior to the Subscriber's investment in the Corporation, the Subscriber will furnish immediately such revised or corrected information to the Corporation.

              (m) If the Subscriber is an employee benefit plan or trust subject to ERISA:

                  (i) in making the proposed investment, it is aware of and has taken into consideration the diversification requirements of Section 404(a)(l)(b) of ERISA;

                  (ii) it has concluded that the proposed investment in the Corporation is prudent and is consistent with other applicable fiduciary responsibilities under ERISA; and

                  (iii) the purchase price with respect to the Common Stock to which this Subscription Agreement applies does not constitute more than five percent (5%) of the fair market value of the assets of the Subscriber.

              (n) If the Subscriber is a "benefit plan investor" or is using "plan assets" (as such terms are defined in Department of Labor regulations at 29 C.F.R. (S)510.3-101) in connection with the proposed investment in the Corporation, the Subscriber has so advised the Corporation and shall supply the Corporation with such additional information and documentation relating thereto as may be requested by the Corporation.

              (o) If the Subscriber is an individual retirement account or an employee benefit plan not subject to Title I of ERISA, such as a governmental or church plan, the owner of the individual retirement account or other fiduciary directing the investment of the plan concluded that the proposed investment in the Corporation is prudent and is consistent with its other fiduciary responsibilities, if any.

              (p) If the Subscriber makes any additional capital contributions at any time, this Subscription Agreement will be deemed to be amended to include such additional contributions and all representations and warranties made by the Subscriber herein will be deemed repeated with respect to such additional contribution as of the date such contribution is made.

              (q) The foregoing representations, warranties and agreements shall survive the investment by the Subscriber in the Corporation.

         2.02 Subscriber Acknowledgments. The Subscriber acknowledges that it is aware that:

              (a) No federal or state agency has passed upon the Common Stock or made any finding or determination as to the fairness of this investment;

              (b) There are substantial risks incident to the purchase of the Common Stock, including those described in the Memorandum;

              (c) The investment in the Corporation is an illiquid investment and the Subscriber must bear the economic risk of investing in the Common Stock for an indefinite period of time;

              (d) Any transfer of the Common Stock may result in substantial adverse tax consequences to the Subscriber;

              (e) The foregoing acknowledgments shall survive the investment by the Subscriber in the Corporation.

              (f) The financial data set forth in Appendix C to the Memorandum is confidential and may not be disclosed to any third parties by the Subscriber without the Corporation's written consent.

                                   Article 3

         3.01. Indemnity. The Subscriber agrees to indemnify and hold harmless the Corporation, its officers, directors and representatives and each other person, if any, who controls any Person thereof within the meaning of Section 15 of the Securities Act against any and all loss, liability, cost, claim, damage, and expense whatsoever (including, but not limited to, any and all expenses whatsoever, including taxes, penalties and the fees and disbursements of counsel reasonably incurred in investigating, preparing, or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon, directly or indirectly, any breach or failure by the Subscriber to comply with any representation, warranty, covenant, condition or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction.

         3.02. Modification. Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged, or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge, or termination is sought.

         3.03. Revocability. This Subscription Agreement may not be withdrawn or revoked by the Subscriber in whole or in part without the consent of the Corporation.

         3.04. Notices. All notices, consents, requests, demands, offers, reports, and other communications required or permitted to be given pursuant to this Subscription Agreement shall be in writing and shall be considered properly given or made when personally delivered to the party entitled thereto, or when sent by United States mail in a sealed envelope, with postage prepaid, or when transmitted by facsimile ((212) 828-1497), addressed, if to the Corporation, to 177 East 87th Street, Suite 503, New York, NY 10128, and, if to the Subscriber, to the address set forth below the Subscriber's signature on the counterpart signature page of this Subscription Agreement which the Subscriber originally executed and delivered to the Corporation. The Corporation may change its address by giving notice to the other.

         3.05. Counterparts. This Subscription Agreement may be executed in multiple counterpart copies, each of which shall be considered an original and all of which constitute one and the same instrument binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

         3.06. Successors and Assigns. Except as otherwise provided herein, this Subscription Agreement and all of the terms and provisions hereof shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, trustees, legal representatives, and, in the case of the Corporation, its assigns. If the Subscriber is more than one person, the obligation of the Subscriber shall be joint and several and the agreements, representations, warranties, and acknowledgments contained herein shall be deemed to be made by and be binding upon each such person and such person's heirs, executors, administrators, successors, trustees, legal representatives, and permitted assigns.

         3.07. Assignability. This Subscription Agreement is not transferable or assignable by the Subscriber.

         3.08. Entire Agreement. This instrument contains the entire agreement of the parties, and there are no representations, covenants, or other agreements except as stated or referred to herein.

         3.09. Applicable Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of the New York, without regard to its principles of conflicts laws.

         3.10. Severability. Every provision of this Subscription Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of the Subscription Agreement.

         3.11. Non-Waiver. No provision of this Subscription Agreement shall be deemed to have been waived, unless such waiver is contained in a written notice given to the party claiming such waiver has occurred, and no such waiver shall be deemed to be a waiver of any other or further obligation or liability of the party or parties in whose favor the waiver was given.

                             SUBSCRIPTION AGREEMENT
                             ----------------------
                                 SIGNATURE PAGE
                                 --------------

The undersigned has executed this Agreement on this ____ day of August, 1997.

For Corporate, Corporation, Trust,   For Individual Investors:
Employee Benefit Plan or Other
Entity Investors:

__________________________________   ________________________________________
(Print Name of Entity)               (Signature)

By:_______________________________   Print Name:_____________________________
         (Signature)

Print Name:_______________________   ________________________________________
                                     (Signature of Joint Tenant, Joint Investor,
                                      or Tenant in Common, if any)

Title:____________________________   Print Name of Joint Tenant, Joint
                                     Investor, or Tenant in Common, if any:

                                     _____________________________________
[Corporate Seal]

          Name of Trustees or Other Fiduciaries Exercising Investment
          -----------------------------------------------------------
                Discretion with Respect to Benefit Plan or Trust
                ------------------------------------------------

      Signature                      Printed Name                   Title
      ---------                      ------------                   -----
---------------------------    ---------------------------    ---------------------------
---------------------------    ---------------------------    ---------------------------
---------------------------    ---------------------------    ---------------------------
---------------------------    ---------------------------    ---------------------------

            Agreement of Custodian of Individual Retirement Account
            -------------------------------------------------------

The undersigned, being the custodian of the above named individual retirement account, hereby accepts and agrees to this subscription.

By:_________________________________           _________________________________
   Signature of Authorized Signatory           Print Name of Custodian


____________________________________
Print Name of Authorized Signatory

                          *        *        *        *
                         DO NOT WRITE BELOW THIS POINT

THE SUBSCRIPTION IS HEREBY ACCEPTED AS OF __________________, 199__.



CROWN LABORATORIES, INC.:


      By:_______________________________
         Name:  Craig E. Nash
         Title:  Chief Executive Officer

State of                                     )
                                             )ss.:
County of                                    )


       On this ____ day of ______________, 1997, before me personally appeared _____________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to or who executed the foregoing instrument in his/her personal or authorized capacity, and who duly acknowledged to me that the execution of the same is his/her own free act and deed and is made with appropriate authority.


____________________________                     My Commission Expires:
Notary Public

[Seal]

Notary: Please complete state, county, date and names of all persons signing and affix notarial seal.